Exhibit 10.12

MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT (“Agreement”) is effective as of the 1st day of January 2020, by and among GPB Capital Holdings, LLC, a Delaware limited liability company with offices located at 535 West 24th Street, 6th floor, New York, New York 10011 (“Company”) and its wholly-owned subsidiary, Highline Management Inc., a Delaware corporation with offices located at 535 West 24th Street, 6th floor, New York, New York 10011 (“Service Provider”), which has a Board of Directors (“Board”). The Company and the Service Provider are the parties (“Parties” and each is a “Patty”) to this Agreement.

WHEREAS, the Company is the sponsor oflimited partnerships that are operating holding companies (“LPs”) engaged in the business of acquiring and managing, through various holding companies (“Hold Cos”) operating businesses (collectively, “Port Cos”) and certain loans and debt positions held by the Limited Partnerships and all their Affiliates (collectively, “LPs and Affiliates”). The legal names of each of the LPs and Affiliates are listed on Schedule A, which is attached hereto and expressly made a part of this Agreement;

WHEREAS, the Service Provider has employees with extensive experience and knowledge with respect to the management and financial reporting of operating holding companies, holding companies and operating businesses;

WHEREAS, the Company would like to engage the Service Provider to provide financial and management consulting services to administer, manage, direct and oversee the day-to-day business affairs, operations and financial reporting of the LPs and Affiliates; and

WHEREAS, the Service Provider is willing to provide financial and management consulting services to administer, manage, direct, and oversee the day-to-day business affairs, operations, and financial reporting of the LPs and Affiliates in exchange for the compensation arrangements set forth in this Agreement, subject to the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the Parties hereto mutually agree as follows:

Section 1. Term; Termination.

(a)    Subject to the provisions hereinafter set forth, the term of this Agreement shall commence on January 1, 2020 and shall continue for an initial three year term through December 31, 2022 (“Initial Term”) and be automatically extended for successive one-year periods, unless the Agreement is otherwise terminated prior to the end of the Initial Term in accordance with the terms of this Agreement or if any Party provides the other Party with written notice of termination, at least thirty (30) days preceding the expiration of the Tenn, in accordance with the terms of this Agreement. As used herein, “Term” means the Initial Term of the Agreement and each additional extension term of the Agreement.

(b)   Either Party may terminate this Agreement upon the occurrence of a material breach of this Agreement by the other Party (“Breaching Party”); provided, that the Breaching Party shall have fifteen (15) days after the receipt of written notice detailing the alleged breach to cure such breach to satisfaction of the non-Breaching Patty. If the Breaching Party fails to cure such breach within such fifteen (15) day cure period, the non-Breaching Party may elect to immediately terminate this Agreement by providing the Breaching Party with written notice that the Agreement has been terminated. Nonetheless, the Parties may agree in writing to extend the fifteen (15) day cure period for one or more additional fifteen-day periods, provided that the ability to cure the breach has been reasonably demonstrated to the Board of the Service Provider.

(c)    Each Party shall provide written notice to the other patty of the occurrence of a “For Cause Event” within five (5) days after the Party becomes aware of such event. The Party shall promptly terminate the Agreement upon learning of such event. For this purpose, “For Cause Event” means the occurrence of one or more of the following events: (a) breach of either Patty’s fiduciary duty owed to the other Party, the LPs, and Affiliates (b) settlement, conviction or entry of a guilty plea or plea ofnolo contendere by either Patty orone ofits Principal Executive Officern (as defined herein) involving (i) the commission of a crime involving either Patiy, the LPs, and Affiliates (including antifraud laws or laws based upon reckless disregard, knowledge or scienter requirements), (ii) a felony, (iii) fraud, embezzlement, misappropriation of property or dishonesty; (iv) a material violation of federal or state securities laws; or (v) any crime that is materially injurious to either Patty, the LPs, and Affiliates monetarily or otherwise; (c) gross negligence or willful misconduct by either Patty or one of its Principal Executive Officers, that is materially injurious to the Company, the LPs, and Affiliates monetarily or otherwise, (d) the obtaining by the Service Provider of any material improper personal benefit as a result of any breach of this Agreement or otherwise, (e) the loss or suspension of either Party’s licenses that are required in order for either Party to carry out its duties and responsibilities to the Company, the LPs and Affiliates unless such license is reinstated within 90 days after receiving notice of its loss or suspension, (f) the liquidation, conservatorship or receivership of either Patty, (g) the suspension or imposition of other material disciplinary action by any authority regulating either Party’s conduct, or (h) illegal use by any of either Party’s Principal Executive Officers of controlled substances that significantly interferes with the performance of the person’s duties to said Party, the LPs, and Affiliates or results in serious injury to either Party, the LPs, and Affiliates monetarily or otherwise. As used herein, the term “Principal Executive Officers” mean the Service Provider’s or the Company’s President, Chief Financial Officer and Chief Compliance Officer.

(d)   The Service Provider shall provide prompt written notice to the Company if any of the Service Provider’s Principal Executive Officers becomes disabled or incapacitated, or fails, for a period of thirty (30) consecutive days, to devote substantially all of such person’s professional time to the performance of the Services under this Agreement (“Key Person Event”). Following notice to the Company of a Key Person Event, the Company shall, at its discretion, elect to replace such principal executive officer or to immediately terminate this Agreement.

(e)   Beginning in 2021, the Company may terminate this Agreement upon thirty (30) days written notice to the Service Provider based on metrics that demonstrate deteriorating performance results for all the LPs and Affiliates managed by the Service Provider (“Poor Performance”). “Poor Performance” will be defined beginning in 2021 with agreeable metrics determined by the Board in consultation with the Company by measuring the variance of relevant and widely accepted market economic data. For these purposes, “LP” means only each of the LPs identified on Schedule A attached hereto.

(f)    The Company is not bound to use any particular metric in determining deteriorating performance results for the LPs and Affiliates managed by the Service Provider, provided the Board believes that the metrics used by the Company are reasonable. If the Board does not agree with the Company’s metrics for such determining deteriorating performance results, the Board may propose to the Company possible metrics to use for such purpose. Nonetheless, the Company’s decision as to the metrics to use for this purpose shall be controlling.

(g)  In the event that the Service Provider notifies the Company of deterioration of its performance, the Board and the Principal Executive Officers shall promptly formulate and implement an action plan designed to remediate the Service Provider’s declining performance. In such instance, the Board and/or the Principal Executive Officers of the Service Provider shall provide periodic (no less than monthly) reports to the Company regarding the result of the action plan. However, if the performance of the Service Provider does not improve as expected, the Company shall provide the Board with at least twice monthly reports and establish metrics and unde1iake reasonable effo1is to improve Poor Performance as defined in Section l(e). If Poor Performance is determined, the Company may suggest changes to the Principal Executive Officers or the addition of necessary personnel in order to improve the Service Provider’s performance.

Section 2. Services. During the Term, the Service Provider shall provide strategic management, day-to-day operational oversight, administration and financial reporting services to the Company with respect to the LPs and Affiliates, including, without limitation the following services (collectively, “Services”):

(a)  Manage and oversee the day-to-day affairs and operations of the LPs and Affiliates, including developing corporate strategy and business plans and managing annual budgets;

(b)  Manage, oversee and facilitate the accounting and payment function, including necessary cash management services with respect to the operations of the LPs and Affiliates;

(c)  Manage and oversee the administration, operations, financial accounting and financial reporting for the LPs and Affiliates, including managing the preparation of financial statements for the LPs and Affiliates;

(d) Manage the process for the audits of the financial statements of the LPs and Affiliates (including Public Company Accounting Oversight Board (“PCAOB”) compliance where required), including working with the auditors of the LPs and Affiliates;

(e)  Manage and oversee the process of obtaining third-party quarterly valuations of the LPs and Affiliates in accordance with the formation documents of the LPs;

(f)  Consult with, manage and oversee the Advisory Committees of each of the LPs and will submit matters for consideration and approval by the Advisory Committee, when necessary or appropriate in accordance with the formation documents of the LPs;

(g)  Prepare and submit an annual budget to the Company concerning the projected fees, costs and expenses to be incurred by the Service Provider on annual basis and will provide the Company with updated monthly budgets concerning the same items;

(h)  Communicate regularly (no less frequent than weekly) and provide written reports (no less frequent than monthly) concerning the financial status and financial performance of the LPs and Affiliates to the Company, including providing regular (no less frequent than monthly) asset management reports and updated financial models with respect to the LPs and Affiliates;

(i)   Provide periodic market data and information (no less frequent than quarterly) relating to the husinesses of the LPs and Affiliates reasonably requested by the Company for investor marketing and communication purposes;

(i)   Review and approve “Significant Transactions” approved by the Company’s Acquisition Committee. A Significant Transaction shall mean a transaction that meets the definition of a Significant Subsidiary contained in contained in Regulation S-X under the federal securities laws; or (ii) based on criteria otherwise determined by the Board;

(k)  Review and approve any material change in investment strategy of any of the LPs;

(I)  Provide the Board with periodic reports similar to those provided to the Company concerning its projected fees, costs and expenses (annual budget and quarterly updates of the budget) and will prepare and provide to the Board such other information (including market data, financial information acquisition and disposition information) that the Board requests;

(m)  Prepare and present to its Board, on a quarterly basis or more frequently as requested, a repott on its Services in a format acceptable to the Board; and,

(n)   Perform such other services as may be reasonably requested by the Company and which are reasonably acceptable to the Service Provider.

The Service Provider may perform Services under this Agreement directly, through its employees or agents, and/or by using such outside consultants as the Service Provider may engage for such purpose in its reasonable judgment and discretion, provided that the Service Provider shall oversee and be responsible for the acts or omission of such employees, agents or consultants. Notwithstanding anything to the contrary herein, the Services shall not include any Port Cos as to which the Company does not own a controlling interest during the Term and the Service Provider shall have no obligation to provide the Services with respect to such Po1t Cos.

Section 3. Exclusivity. During the Term, the Service Provider devote all of its time, personnel, resources, and effmts to providing the Services to the Company, the LPs, and Affiliates, along with its affiliates and assigns (together, “GPB”) in respect of the LPs and Affiliates. During the Term, the Service Provider shall not provide services, assistance or advice to any entity other than GPB.

Section 4. Fees and Expenses. As compensation for the Services to be rendered by the Service Provider during the Term, the Company shall pay to the Service Provider the annual amount agreed to by the Parties (including the Service Provider’s Board of Directors) following the Service Provider’s delivery of the annual written budget to the Company (and the Service Provider’s Board of Directors) detailing the fees, costs and expenses that will be incurred by the Service Provider in providing the services. The annual compensation to be paid by the Company is described in Schedule B and shall be paid by the Company quarterly in advance. However, the Company may elect to advance the Service Provider each month sufficient funds to cover the Service Provider’s projected fees, costs and expenses to be incurred by the Service Provider for such month.

Section 5. Status of Service Provider. In the performance of the Service Provider’s duties, responsibilities and obligations hereunder, the Parties acknowledge that the Service Provider shall act independent of the Company’s control as to the manner and methods of providing its Services, except as specified in this Agreement. Neither the Service Provider nor any of its Board members, officers, employees, agents or representatives shall be considered an officer, employee, agent, agent or representative of the Company or any of its affiliates by reason of the provision of Services under this Agreement. Nonetheless, the Parties intend to enter into a Resource Sharing Agreement so that the Company and the Service Provider can share personnel, resources and facilities in accordance with specific guidelines and parameters.

Section 6. Confidential Information.

(a)  The Service Provider acknowledges that (i) the Company’s trade secrets, private or secret processes, other proprietary and confidential information, as such may exist now or in the future, concerning, among other things, the Company’s confidential GPB information (concerning the LPs and Affiliates), designs, products, services, development, technical information, procurement and sales activities and procedures, promotion and pricing techniques, and credit and financial data concerning customers (collectively, “Confidential Information”) are valuable, special and unique assets of the Company, and (ii) all knowledge and information described in clause (i) is not in the public domain and should be considered Confidential Information. The Company has agreed to provide access to its Confidential Information to the Service Provider in connection with the provision of the Services hereunder, provided that the Service Provider vigorously maintains the proprietary and confidential nature of such information.

(b)  The Service Provider agrees that while it is providing Services under this Agreement, and for two (2) years after the Term hereof, neither it nor any of its officers, employees, agents or consultants will disclose any Confidential Information to any person or other entity for any reason or purpose whatsoever, except as necessary in the performance of the Services hereunder or in accordance with the provisions of this Agreement. In addition, neither the Service Provider nor any of its officers, employees, agents, advisors or consultants will make use of any such secrets, processes or information (other than information in the public domain) for the Service Provider’s own purposes or for the benefit of any person or other entity (except the Company) under any circumstances during or after the Term hereof. The Service Provider agrees that it (i) will implement appropriate policies and procedures to make sure that Confidential Information is not disclosed to or used by unauthorized entities or persons and (ii) has a continuing obligation to strictly protect the confidentiality of all the Company’s Confidential Information and will not, without the Company’s prior consent, use, copy, publish or otherwise disclose any such Confidential Information to any person or entity either while the Service Provider is providing Services to the Company or after the Service Provider ceases to provide the Services.

(c)  The Parties acknowledge and agree that Confidential Information does not include information that (i) is now or subsequently becomes generally available to the public through no wrongful act of, or breach of this Agreement by, the Service Provider; (ii) is independently created by the Service Provider without direct or indirect use of the Confidential Information as evidenced by appropriate documents; or (iii) is rightfully received, free of confidentiality restrictions, by the Service Provider from a third-party, unless the Service Provider is notified by Company of misappropriation by said third-party promptly after Company becomes aware of such misappropriation.

(d)  The Company acknowledges that one or more of the Service Provider’s board members, officers, consultants or advisors may serve as board members, officers, employees, advisors or consultants to other entities. No other entity shall be deemed to have received, or to have been made aware of, Confidential Information solely as a result of the provisions of Services by such board members, officers, employees, consultants or advisors to such other entity. It is expressly understood and agreed that nothing herein shall be deemed to limit or prevent in any manner the investment or consideration for investment by the Service Provider in any entity that is engaged in the same or related fields of business as that engaged in (or proposed to be engaged in) by the Company or the LPs and Affiliates.

Section 7. Work Product. If, as part of the Services being provided hereunder, the Company requests the Service Provider to prepare any work product and deliverables such as presentations, brochures, manuals and/or other such documents, such work product and deliverables, and the copyrights therein, are the property of the Company and shall be considered proprietary and confidential information of the Company. The Service Provider shall not sell,copy, distribute, or use the work product produced for the Company, or any portion thereof, for its own purpose or that of any officer, employee, agent, consultant or advisor to the Service Provider or any other entity, except as expressly permitted by the Company.

Section 8. Indemnification.

(a)  The Company agrees to indemnify, defend and hold harmless the Service Provider, its Board, officers, employees, consultants or advisors (“Service Provider Indemnitees”) from and against any and all losses, damages, costs, liabilities, suits, claims, charges, reasonable attorney’s fees, payments, and expenses (collectively, “Losses”), whether arising in disputes between or among the Parties or with third-patties by reason of or arising out of or attributable to or otherwise relating to this Agreement including, without limitation, the performance of its duties hereunder, except as a result of the gross negligence, bad faith, willful misfeasance, intentional wrongdoing, or reckless disregard of obligations or duties of the Service Provider Indemnitee in providing Services under this Agreement. The Company shall also upon written request advance to any Service Provider Indemnitee any fees, charges or disbursements of reasonable legal counsel or other fees, disbursements or expenses as they are incurred (i) in investigating, preparing, pursuing, settling or defending or assisting in the defense of any action or other proceeding (whether formal or informal) or threat thereof relating to any of the matters covered by the indemnification set forth above and (ii) in connection with enforcing the Indemnitee’s rights under this Agreement; provided, however, that in the event and to the extent that it is finally judicially determined by a court of competent jurisdiction that the Losses of such Service Provider Indemnitee arose from or related to the gross negligence, bad faith, willful misfeasance, intentional wrongdoing, or reckless disregard of obligations or duties of the Indemnitee under this Agreement, the Service Provider Indemnitee will promptly remit to the Company any amounts advanced or reimbursed under this sentence.

(b)  The Service Provider shall indemnify and hold harmless the Company and each of its officers, employees, consultants or advisors and stockholders, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act of 1933, as amended (“Company Indemnitee”), against any and all Losses by reason of or arising out of or attributable to (i) any action or inaction by the Company that the Company has taken in good faith pursuant to and consistent written instructions from the Service Provider; or (ii) the gross negligence, bad faith, willful misfeasance, intentional wrongdoing, or reckless disregard of obligations or duties of the Company Indemnitee under this Agreement; or (iii) the material breach by the Company Indemnitee of any representation or warranty hereunder. The rights of indemnification provided in this section shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise by law.

Section 9. Regulatory. The Company acknowledges and understands that the Service Provider may register (if such registration is required under applicable law or regulation) as an investment adviser with the Securities and Exchange Commission or any state securities authority, solely as a result of providing the Services.

Section 10. Entire Agreement. This Agreement constitutes the entire understanding among the Parties relating to the provision of Services contemplated herein and there are no covenants, conditions, representations or agreements, oral or written, of any nature whatsoever, other than those contained herein, relating to the provision of Services contemplated herein.

Section 11. Amendments. No amendment, alteration, or modification of this Agreement shall be binding upon the Parties hereto unless said amendment, alteration, or modification is in writing and signed by all parties hereto.

Section 12. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is enforceable in part but not in whole, the provision will be enforced to the maximum extent permitted by applicable law.

Section 13. Waiver. The waiver of a breach of any term of this Agreement by any of the Parties hereto shall not operate or be construed as a waiver by such Party of the breach of any other term of this Agreement or as a waiver of a subsequent breach of the same term of this Agreement.

Section 14. Joint Efforts. If any ambiguity or question of intent or interpretation arises, then (a) each provision of this Agreement shall be construed as if negotiated and drafted jointly by the Parties hereto and (b) no provision shall be construed more severely against any Party hereto. Without limiting the generality of the preceding sentence, no presumption or burden of proof shall arise or apply favoring or disfavoring any Party by virtue of the authorship of any one or more provisions of this Agreement.

Section 15. Assignment. The Service Provider shall not assign, transfer or convey this Agreement, or in any way encumber the compensation or other benefits payable to it hereunder, except with the prior written consent of the Company.

Section 16. Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by facsimile, overnight delivery, or registered mail, retum receipt requested, to the Parties at the addresses set forth on the signature page of this Agreement or at such other addresses as either Party may designate to the other in writing. Notices delivered personally or by overnight delivery shall be effective upon delivery. Notices properly addressed and delivered by certified mail, return receipt requested, shall be effective upon deposit with the United States Postal Service. Notices sent by facsimile shall be effective upon confirmation of transmission.

Section 17. Binding Effect. This Agreement shall be binding on the parties hereto and on their respective successors and permitted assigns.

Section 18. Counterparts. This Agreement may be executed in two or more counterparts and by facsimile or delivery via the internet utilizing .pdf or similar format, each of which shall constitute an original, but all of which together shall constitute but a single document.

Section 19. Headings. Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

Section 20. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the “conflict of laws” provisions. Each Party consents to the in personam jurisdiction of the state and federal courts located in the State of Delaware in connection with any claim or dispute arising under or in connection with this Agreement. Each Party consents to service of process by U.S. mail.

Section 21. Waiver of Jmy Trial. EXCEPT TO THE EXTENT PROHIBITED BY ANY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY EACH OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 21 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH PARTY IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 22. Survival. The provisions of Sections 6, 7, 8, 20 and 21 shall survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

HIGHLINE MANAGEMENT INC.

By:	/s/ David Gentile
Name:	David Gentile
Title:	Chairman of the Board

Address:

ACKNOWLEDGED AND ACCEPTED BY:

GPB CAPITAL HOLDINGS, LLC

By:	/s/ David Gentile
Name:	David Gentile
Title:	Chief Executive officer
Address: [ILLEGIBLE]

SCHEDULE A

A.	List of Limited Partnerships and other Entities (“LPs”)

I.	GPB Holdings, LP
2.	GPB Holdings Qualified, LP
3.	GPB Automotive Portfolio, LP
4.	GPB Holdings II, LP
5.	GPB Cold Storage, LP
6.	GPB NYC Development, LP
7.	Armada Waste Management, LP
8.	GPB Holdings III, LP
9.	GPB Automotive Income Fund, Ltd.
10.	GPB Automotive Income Sub-Fund, Ltd.

B.	List of Holding Companies (“Hold Cos”)

See attached Spreadsheet

C.	List of Portfolio Companies (the “Port Cos”)

See attached Spreadsheet

HOLDING COMPANY

GPB Capital Holdings, LLC

GPB IT Holdings LLC
ltelagen, LLC
D1 Holdings, LLC
DecisionOne Corp.
Ql Holdings LLC (f/k/a GPB Liquidity LLC)
Qello Holdings LLC

GPB Life Science Holdings, LLC
lnsightra Medical, Inc.
IP Light Inc.
Biotex Pharma Investments II, LLC
QT Ultrasound LLC
GPB Holdings Automotive LLC
DJD Holdings LLC (aka White Plains VW)
Lash Auto Group LLC
DJD Holdings 2 LLC (aka Oneonta VW/Audi)
Lash Realty Group LLC
Lash Auto Group 2 LLC
GP8 Cars 12 LLC d/b/a Jersey Nissan, LLC d/b/a North Plainfield Nissan
GP8 5 LLC (f/k/a Value City Auto Group, LLC d/b/a Garden City Nissan)
Westchester Buick GMC, LLC (a/k/a White Plains Buick)
GPB Portfolio Automotive, LLC
Rockvi!!e Centre GMC
Staten Island Buick GMC LLC f/k/a Buick GMC of Staten lsland LLC
1855 Hylan Realty, LLC f/k/a 1855 Hylan Buick-GMC, LLC
750 Bridgeport Avenue LLC
510 Sunrise Realty LLC
3670 Oceanside Realty LLC
18493 Route 11 Realty, LLC
44170 NY-12 Realty, LLC
54 Caprara Drive Realty, LLC
18712 Route 11 Realty, LLC
18675 Route 11 Realty, LLC
18476 Route 11 Realty, LLC
18447 Route 11 Realty, LLC
18748 Route 11 Realty, LLC
35 Bypass Realty LLC
111 E. Highway 6 Realty LLC
3005 FM Realty LLC
3205 FM Realty LLC
11250 us 30 Realty, LLC
50 Buttermilk Hollow Realty, LLC
Blackhlll Road Realty, LLC
11331 us 30 Realty, LLC
11333 US 30 Realty, LLC
11310 Center Highway Realty, LLC
22010 Perry Highway Realty, LLC
22030 Perry Highway Realty, LLC
3200 Library Road Realty, LLC
2006 North Center Avenue Realty, LLC
8900 University Boulevard Realty, LLC
Capstone Automotive Group LLC
FX Caprara Chevrolet Buick LLC aka FX Chevy
Pulaski Ford LLC aka FX Ford
FX Caprara COJR of Watertown LLC aka FX Chrysler - Watertown
FX Caprara CDJR of Alexandria Bay LLC (aka FX Chrysler -A Bay)
Capstone Cars of Syracuse LLC aka FX Caprara Used Car Center
FX Caprara Imports of Watertown LLC aka FX Kia
Alvln Autoworld LLC (Ron Carter Ford/Ron Carter Chrysler)
Ron Carter Autoworld LLC (Alvin Autoland - Chevy/8uick/GMC)
Ron Carter Auto Accessories LLC (Ron Carter Auto and Truck Accessories)
World Subaru, LlC
World COJR LLC
Mllford Buick GMC LLC f/k/a GMC Milford CT LLC
J Magnone Auto Group LLC (aka Car Factory Direct)
Milford Auto LLC f/k/a Mllford Kia LLC
FX Caprara VW LLC

Capstone l(RAG Holdings LLC
KRAG Holdings LLC aka Kenny Ross Auto Group
KRAG Chevrolet of North Huntingdon, LLC aka Kenny Ross Chevrolet N. Huntingdon
KRAG Ford of Pittsburgh, LLC aka Kenny Ross Ford N Huntingdon

KRAG Subaru, LLC aka Kenny Ross Subaru
KRAG M, LLC fka Kenny Ross Mazda
KRAG Chevrolet of Cranberry, LLC aka Kenny Ross Chevrolet (Cranberry)
KRAG Nissan, LLC aka Kenny Ross Nissan
KRAG Ford of Adamsburg, LLC dba Kenny Ross Ford South
KRAG Chevrolet of Somerset, LLC aka Kenny Ross Chevrolet Cadillac (Somerset)
GPB Prime Holdings LLC
Automile Parent Holdings LLC
Automile Holdings LLC
AMR Auto Holdings -AC, LLC dba Prlme Acura Westwood
AMR Auto Holdings - BG, LLC dba Prime Buick GMC
AMR Auto Holdings- FA, LLC dba Prime Ford - Auburn
Hanover Automotive Holdings LLC
AMR Auto Holdings - MH, LLC dba Mercedes Benz of Hanover dba Mercedes Beni of Hanover Sprinter
AMR Auto Holdings- PALLC dba Audi Westwood dba Porsche Westwood
AMR Auto Holdings - HN, LLC dba Prime Honda of Boston dba Prime Honda Saco
AMR Auto Holdings - HO, LLC dba Prime Hyundal South
AMR Auto Holdings - MM, LLC dba Mercedes Benz of Manchester
AMR Auto Holdings - MW, LLC dba Mercedes Benz of West,,vood dba Mercedes Benz of Westwood Sprinter
AMR Auto Holdings - SB, LLC dba Prime Subaru
AMR Auto Holdings SN, LLC dba Prime Subaru Vermont
AMR Auto Holdings VH, LLC dba Prime Volvo Cars South Shore
Saco Auto Holdings FlMM, LLC dba Prime ford -Saco
Saco Auto Holdings VW, LLC dba Prime Volkswagen
Sawdran, LLC dba Prime Sales and Service dba Prime Motor Cars- Alrstream dba Prime Motor Cars - Sprinter dba Prime Motor
Cars{Mercedes Benz) dba Smart Center of Scarborough
Staretz LLC dba Prime Hyundai
AMR Auto Holdings- PO, LLC (Porsche of Westwood)
AMR Auto Holdings-LC, LLC (Land Rover Cape Cod)
AMR Auto Holdings, LLC (Land Rover Hanover)
Automile TY Holdings UC
AMR Auto Holdings - LN, LLC dba Prime [*****]- Route 2
AMR Auto Holdings - TO, LLC dba Orleans [*****]
AMR Auto Holdings TY, LLC dba Prime [*****] of Boston
AMR Auto Holdings - TH, LLC dba Hyannis [*****]
Lupo, LLC dba Prime [*****] of Saco
AMR Auto Holdings- VS, LLC{Volvo Westborough)
AMR Auto Holdings- SM, LLC (Subaru Manchester)
AMR Auto Holdings- NC, lLC (Norwell Colllsion)
AMR Auto Holdings - LH, LLC (LandRover Hanover)
AMR Auto Holdings - LC, LLC (LandRover Cape Cod)
Hyannis Automotive Holdings LLC
AMR Auto Holdings - CH, LLC (Prime Chevrolet)
AMR Real Estate Holdings UC

124 Middle Neck Realty LLC (Tower Ford)
Capstone Automotive Group 11 LLC
Orangeburg Subaru LLC OBA Bill Kolb Jr. Subaru f/k/a Route 17 Subaru LLC
Great Neck Ford LLC d/b/a Tower Ford
GPB Prime Holdings llC
GPB Energy Holdings LLC
Quantum Energy Holdings, LLC
Energy Professionals LLC
Erus Holdings LLC
Greenwave Energy Holdings LLC
Greenwave Energy LLC
GPB ff Holdings ll LLC
Hotel Internet Servlces LLC
MOS Medical, lLC f/k/a Micro Development Services Holdings, Inc.
MTECH Holdings LLC
Maintech Holdings, LLC
Maintech Incorporated
Project Halo Holdings UC
Project Halo Buyer LLC
Cantata Health LLC f/k/a NTT Data Long Term Care Solutions, Inc.
Meta Healthcare ITSolutions LLC
Health Prime International, LLC (HPI)

GPB Debt Holdings I! LLC
Guided Therapeutics, Inc.
Moblty, {nc.
Theragen LLC
Hycor Blomedlcal, Inc.
Medite Cancer Diagnostics, Inc.
Health-Right Discoveries, Inc.

Alexium International Group ltd., Inc.
lcagen, Inc.
Tactual labs Co.
Aliantza Carlbe Holdings, LLC (Alliantza-Telefonica)
Klnestral Technologles, Inc.
GPB Riverwalk LLC
Riverwalk Tower LLC

Alliance Physical Therapy Partners LLC
Alliance Intermediate Holdco, LLC
Alllance Physical Therapy Management LLC
Back In Motion Physical Therapy, LLC (tansaction date 5/31/2017)
Rehab Access, Inc.
Arrow Physical Therapy & Rehabilitation, LLC
Whatcom Physical Therapy, Inc., P.S.
Sports & Orthopedic Leaders Physical Therapy, Inc.
FrankUn Rehabilitation, Inc.
Aglllty Health, LLC

GPB PED Holdings LLC
GPB PED Acquisition, LLC
Matrix PED Holdings, LLC
Ally HR I LLC
Alty HR II LLC
Ally HR III lLC
Ally HR IV LLC
Ally HR V LLC
Ariskco, LLC
Matrix Payroll Services, LLC
Ally HR Group II, llC
Matrix PED Group, LLC

Surge PED Holdings, LLC

Surge Resource, LLC
Surge Resource II, LLC
Surge Temps, LLC
Surge Benefits, LLC
Payworks Plus, LLC

GPB Waste Management Holdings LLC
GPB Waste Portfolio LLC
GPB Waste OH LLC
GPB E&P OH LLC dba Buckeye Water Services
Mud Masters, LLC
GPB Waste OH-OH LLC dba Capitol Waste and
Recycling Services
On-Demand Container, LLC
GPB Waste OH-PA LLC dba Iron City Express

GPB Waste MA LLC

GPB Waste MA 11 LLC dba Sunrise Scavenger

GPBWaste NY LLC dba Five Star Carting dba NY-
NJ Recycling dba Brooklyn Transfer
Shred X (bolt-on)
Joe Morea & Sons Private Sanitation, Inc.
Staten Island Carting, Inc.
PM Waste & Rubbish Contractors, LLC
GPB Waste NJ LLC
GPB Waste VA-MD LLC
GPB Waste VA llC
Sklnquarter land LLC
GPB WM Real Estate Holdings LLC

GPB Cg!d Storage Holdings I LLC
Garden State Cold Storage LLC
GPB Cpld Storage Holdings II llC
MTF Realty LLC
Block 5020 Finance II LLC
GPB Cold Storage Holdings 11! LLC
Garden State Cold Storage-Carteret LLC

Block 5020 Finance LLC

Boerum Hill LLC
211 Schermerhorn Development LLC

Alliance Physical Therapy Partners III llC
GPB Debt Holdings Ill LLC
GPB Energy Holdings 111 llC
GPB IT Holdings Ill LLC
Health Prime International (HPI)
Capstone Automotive Group Ill LLC
GPB Waste Holdings HI LLC
GPB Special Situations III LLC

SCHEDULE B

COMPENSATION

Highline Management Inc. Board Compensation
{as of January 2020)

Board Member Fee	100,000.00
Audit Committee Chair	25,000.00
Audit Committee member	25,000.00
Nominating Committee Chair	12,500.00
Nominating Committee Member	12,500.00
Compensation Committee Chair	12,500.00
Compensation Committee Member	12,500.00

Wally Bishop {WB), Audit Chair
Board Member	100,000.00
Audit Committee Chair	50,000.00
Other Member	25,000.00
Total	175,000.00

Jane Kanter {JK), Nominating Chair
Board Member	100,000.00
Nominating Committee Chair	12,500.00
Audit Committee Member	25,000.00
Total	150,000.00

Thomas Hawkins {Till, Compensation Chair
Board Member	100,000.00
Nominating Committee Chair	12,500.00
Compensation Committee Chair	12,500.00
Audit Committee Member	25,000.00
Total	150,000.00

Joseph LaPorta {JL), Board Member
Board Member	100,000.00

Totals	575,000.00

*Retroactive to January 1, 2020

Board Members
Chairman	00.00	D. Gentile
Member	100,000.00	JK
Member	100,000.00	TH
Member	100,000.00	WB
Member	100,000.00	JL
Total	400,000.00

Audit Committee
Chair	50,000.00	WB
Member	25,000.00	TH
Member	25,000.00	JK
Total	100,000.00

Nominating Committee
Chair	12,500.00	JK
Member	12,500.00	TH
Member	12,500.00	WB
Total	37,500.00

Nominating Committee
Chair	12,500.00	JK
Member	12,500.00	TH
Member	12,500.00	WB
Total	37,500.00